                                                  EXHIBIT B

                   Total Compensation
Name of Recipient  Received in 2000(A)       Estimated Compensation (B)
-----------------  -------------------     ------------------------------
                                        2001     2002     2003
                                        ----     ----     ----

Edward A. Capomacchio

Jon Carlton (c)

John G. Cochrane

Ian Davis (c)

Peter G. Flynn

Tony Hill (c)

Michael E. Jesanis

Nancy B. Kellogg (c)

Cheryl A. LaFleur

Marc F. Mahoney (c)

James P. Meehan (c)

Kwong O. Nuey (c)

Kirk L. Ramsauer

Lawrence J. Reilly (c)

Thomas G. Robinson

Michael F. Ryan

Terry L. Schwennesen

Richard P. Sergel

Paul J. Taglianetti (c)

Robert K. Wulff

Jennifer K. Zschokke

      (Filed under confidential treatment pursuant to Rule 104(b))


(A) Includes bonuses paid to recipient in calendar year 2000 and contributions made to 401(K) plan and excludes deferred compensation settlements, health insurance amounts and dependent care spending and health care spending allowances paid by employee, and amounts reported to the IRS as taxable compensation re: life insurance and other fringe benefits.

(B) Does not include an estimate of incentive compensation.

(C) Column A is not applicable since filing for this individual is not a supplementary statement.

(D) Includes overseas assignment allowances.

(E) Includes supplemental pension payment and consultant fees.



                              Total Amount of Routine Expenses
   Name                           Charged to Client in 2000
   ----                       --------------------------------


Edward A. Capomacchio                             $5,895

John G. Cochrane                                 $35,963

Peter G. Flynn                                   $19,276

Michael E. Jesanis                              $142,275

Cheryl A. LaFleur                                $54,495

Kirk L. Ramsauer                                 $15,075

Thomas G. Robinson                                $43,270 (includes
                  reimbursement of some overseas assignment costs)

Michael F. Ryan                                  $15,035

Terry L. Schwennesen                              $2,860

Richard P. Sergel                               $133,285

Robert K. Wulff                                     $305

Jennifer K. Zschokke                                   0
